NSAR ITEM 77O

VK Advantage Municipal Income Trust II
10f-3 Transactions
Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1           New York City    Goldman Sachs  5,000,000   1.47      3/22/01

    2           MA ST Hlth & ED-  Bear Stearns   1,500,000  0.88       4/9/01
                Partners Health
                Care Systems




Underwriters for #1
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Salomon Smith Barney
Bear, Stearns & Co., Inc.
Dain Rauscher Inc.
First Albany Corporation
Lehman Brothers
Merrill Lynch & Co.
Morgan Stanley Dean Witter
UBS PaineWebber Inc.
Ramirez & Co., Inc.
Roosevelt & Cross, Inc.
Advest, Inc.
Apex Pryor Securities
M.R. Beal & Company
CIBC World Markets Corp.
Lebenthal & Co., Inc.
Quick & Reilly, Inc.
Siebert Brandford Shank & Co.



Underwriters for #2
Bear, Stearns & Co., Inc.
J.P. Morgan Securities Inc.
Merrill Lynch & Co.
Morgan Stanley Dean Witter
Quick & Reilly, Inc.
State Street Capital Markets, LLC